UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2011

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-24435	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia		22182
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 9, 2011, MicroStrategy Incorporated (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Meeting”). The following proposals were adopted by the votes specified below.

		For	Withheld/ Against	Abstain	Broker Non-Votes

1.	To elect eight (8) directors for the next year:
	Michael J. Saylor	30,506,632	2,392,117	—	943,584
	Sanju K. Bansal	30,506,024	2,392,725	—	943,584
	Matthew W. Calkins	32,767,921	130,828	—	943,584
	Robert H. Epstein	32,768,257	130,492	—	943,584
	David W. LaRue	32,767,383	131,366	—	943,584
	Jarrod M. Patten	32,631,960	266,789	—	943,584
	Carl J. Rickertsen	32,631,991	266,758	—	943,584
	Thomas P. Spahr	32,768,204	130,545	—	943,584

		For	Against	Abstain	Broker Non-Votes

2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the Meeting.	29,981,011	2,911,920	5,818	943,584

		3 Years	2 Years	1 Year	Abstain	Broker Non-Votes

3.	To approve, on an advisory basis, holding future executive compensation advisory votes every three years, every two years, or every year.	28,247,761	15,084	4,634,148	1,756	943,584

		For	Withheld/ Against	Abstain	Broker Non-Votes

4.	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.	33,821,696	10,832	9,805	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2011	MicroStrategy Incorporated
(Registrant)

	By:	/s/ Douglas K. Thede
	Name:	Douglas K. Thede
	Title:	Executive Vice President, Finance & Chief Financial Officer